As filed with the Securities and Exchange Commission on August 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLIPPER REALTY INC.

(Exact name of registrant as specified in its charter)

Maryland	47-4579660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4611 12th Avenue, Suite 1L

Brooklyn, NY 11219

(Address of Principal Executive Offices) (Zip Code)

Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan

Clipper Realty Inc. 2015 Non-Employee Director Plan

(Full title of the plan)

David Bistricer

Co-Chairman and Chief Executive Officer

Clipper Realty Inc.

4611 12th Avenue, Suite 1L

Brooklyn, NY 11219

(Name and address of agent for service)

(718) 438-2804

(Telephone number, including area code, of agent for service)

Copy to:

Emanuel J. Adler, Esq.

Yelena M. Barychev, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, NY 10020

(212) 885-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of "large accelerated filer,” "accelerated filer,” "smaller reporting company” and "emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is filed by Clipper Realty Inc., a Maryland corporation (the “Company”), in order to register an additional (i) 2,500,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable under the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan, and (ii) 500,000 shares of Common Stock issuable under the Clipper Realty Inc. 2015 Non-Employee Director Plan, which are securities of the same class and relate to the same employee benefit plans, as applicable, as those shares of Common Stock registered on the Company’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission on June 24, 2022 (Registration No. 333-265818), June 29, 2020 (Registration No. 333-239536) and April 7, 2017 (Registration No. 333-217191) (the “Prior Registration Statements”), with all of Prior Registration Statements incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits. Exhibit Number	Description
4.1	Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-11, File No. 333-214021).

4.2	Clipper Realty Inc. 2015 Non-Employee Director Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-11, File No. 333-214021).

4.3

First Amendment to the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (previously filed and incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on April 29, 2020)

4.4

First Amendment to the Clipper Realty Inc. 2015 Non-Employee Director Plan (previously filed and incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed on April 29, 2020)

4.5

Second Amendment to the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (previously filed and incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on May 2, 2022)

4.6

Second Amendment to the Clipper Realty Inc. 2015 Non-Employee Director Plan (previously filed and incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed on May 2, 2022)

4.7

Third Amendment to the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (previously filed and incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on April 29, 2024)

4.8

Third Amendment to the Clipper Realty Inc. 2015 Non-Employee Director Plan (previously filed and incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed on April 29, 2024)

5.1*	Opinion of Venable LLP

23.1*	Consent of PKF O’Connor Davies, LLP

23.2*	Consent of Venable LLP (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Clipper Realty Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 1st day of August, 2024.

CLIPPER REALTY INC.

By:	/s/ David Bistricer
David Bistricer
Co-Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Bistricer and Sam Levinson, his or her true and lawful attorneys-in-fact and agents (with full power to each of them to act alone), with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David Bistricer	Co-Chairman of the Board and	August 1, 2024
David Bistricer	Chief Executive Officer
(Principal Executive Officer)

/s/ Lawrence E. Kreider, Jr.	Chief Financial Officer	August 1, 2024
Lawrence E. Kreider, Jr.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sam Levinson	Co-Chairman of the Board	August 1, 2024
Sam Levinson

/s/ Howard M. Lorber	Director	August 1, 2024
Howard M. Lorber

/s/ Robert J. Ivanhoe	Director	August 1, 2024
Robert J. Ivanhoe

/s/ Roberto A. Verrone	Director	August 1, 2024
Roberto A. Verrone

/s/ Richard N. Burger	Director	August 1, 2024
Richard N. Burger

/s/ Harmon S. Spolan	Director	August 1, 2024
Harmon S. Spolan